EXHIBIT 99.1







        HENRY BROS. ELECTRONICS PROVIDES UPDATE ON SECOND QUARTER RESULTS

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      Company Expects To Reach Profitability in the Second Quarter of 2007

                      Revenues Expected to Increase 25-30%



FAIR LAWN, N.J., AUGUST 15, 2007 - Henry Bros. Electronics, Inc. (Amex: HBE), a turnkey provider of technology-based integrated electronic security solutions, today announced that the Company is in the process of finalizing its financial results for the second quarter of 2007, but is unable to report those results until the completion and filing of its 2006 Form 10-K and March 31, 2007 Form 10-Q. However, the Company expects revenues for the 2007 second quarter to increase 25-30% over the prior year's second quarter, and expects to be marginally profitable. As previously disclosed, the Company's backlog as of June 30, 2007, reached a record $32.3 million, representing a 16% increase from the reported backlog of $27.8 million as of December 31, 2006.

The Company is in the process of finalizing its work to reconcile certain intercompany and clearing accounts that have caused it to delay the completion and filing of its 2006 Form 10-K and Form 10-Q for the quarters ending March 31, 2007 and June 30, 2007. On May 18, 2007 the Company submitted a plan to the American Stock Exchange outlining its plan to regain compliance with their listing standards no later than October 18, 2007. The Company has every expectation of meeting this deadline.

Henry Bros. Electronics Chairman and Chief Executive Officer Jim Henry stated, "We are extremely pleased with the progress that we have made during the second quarter of 2007. Our ability to win significant contracts with large public agencies, such as the recently announced $7.4 million integrated security contract, demonstrates the strength of our business model and continued demand for our solutions. In addition to bringing our backlog to a record level of $32.3 million, we expect to be profitable in the second quarter on significantly higher revenue growth."

Mr. Henry continued, "We remain focused on resolving the unreconciled balances discovered during the 2006 year end close and look forward to providing more details on our financial results. As previously noted, we are confident that we will regain compliance with the American Stock Exchange listing requirements by the established deadline and will have stronger accounting controls in place to avoid such situations in the future."



ABOUT HENRY BROS. ELECTRONICS, INC.

Henry Bros. Electronics (Amex: HBE) provides technology-based integrated electronic security systems, services and emergency preparedness consultation to commercial enterprises and government agencies. The Company has offices in Arizona, California, Colorado, Maryland, New Jersey, New York, Texas and Virginia.


For more information, visit http://www.hbe-inc.com.



Safe Harbor Statement: CERTAIN STATEMENTS IN THIS PRESS RELEASE CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AS AMENDED. FORWARD-LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL AGAIN BE COMPLIANT ON OR BEFORE OCTOBER 18, 2007 OR BE PROFITABLE IN 2007. ADDITIONAL INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS IS CONTAINED UNDER THE HEADING OF RISK FACTORS LISTED IN THE COMPANY'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. HENRY BROS. ELECTRONICS INC. DOES NOT ASSUME ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.


INVESTOR CONTACTS:
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Todd Fromer / Beth More            Jim Henry, Chairman & Chief Executive Officer
KCSA Worldwide                     Henry Bros. Electronics, Inc.
212-896-1215 / 212-896-1224        201-794-6500
tfromer@kcsa.com / bmore@kcsa.com  jhenry@hbe-inc.com
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